Exhibit 99.1

CION Investment Corporation Announces the Issuance of

$172.5 Million Senior Unsecured Notes

Senior Unsecured Notes are Rated Investment Grade

FOR IMMEDIATE RELEASE

NEW YORK, NY (December 18, 2025)--(BUSINESS WIRE)--CION Investment Corporation (NYSE: CION) (“CION”) announced today that it closed an offering of $172.5 million in aggregate principal amount of its senior unsecured notes, consisting of (i) $125 million in aggregate principal amount of its senior unsecured notes due 2029 (the “2029 Notes”), and (ii) $47.5 million in aggregate principal amount of its senior unsecured notes due 2027 (the “2027 Notes” and, together with the 2029 Notes, the “Notes”).

The 2029 Notes and the 2027 Notes will bear interest at a fixed rate equal to 7.70% and 7.41% per year, respectively, which will be paid semiannually commencing on June 15, 2026. The 2029 Notes and the 2027 Notes will mature on December 15, 2029 and December 15, 2027, respectively, and may be redeemed in whole or in part at CION’s option at par plus a “make-whole” premium, if applicable. The Notes will be general, unsecured obligations and rank equal in right of payment with all of CION’s existing and future unsecured indebtedness.

CION expects to use the net proceeds of this offering to primarily repay debt under its $125 million senior unsecured notes due February 2026, make investments in portfolio companies in accordance with its investment objectives, and for working capital and general corporate purposes.

Goldman Sachs & Co. LLC and Edgar Matthews & Co. LLC acted as co-placement agents for this offering.

The offering was conducted, and the Notes were issued, as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. As a result, the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.9 billion in total assets as of September 30, 2025. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled "Risk Factors" and "Forward-Looking Statements" in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on December 18, 2025, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Susan Armstrong

sarmstrong@cioninvestments.com

Investor Relations

Charlie Arestia

carestia@cioninvestments.com

(646) 253-8259